Exhibit 99.1
News Release
Contacts:
Integra LifeSciences Holdings Corporation

John B. Henneman, III	Angela Steinway
Executive Vice President,	Manager,
Finance and Administration,	Investor Relations
and Chief Financial Officer
(609) 275-0500	(609) 936-2268
jhenneman@Integra-LS.com	Angela.Steinway@Integra-LS.com
Integra LifeSciences Reports Second Quarter 2009 Financial Results
Revenues for the second quarter increased to $166 million
Outstanding debt reduced by $79 million
Plainsboro, New Jersey, August 6, 2009 — Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the second quarter ending June 30, 2009. Total revenues were $165.7 million, reflecting an increase of $8.5 million, or 5%, over the second quarter of 2008. Excluding the impact of currency exchange rates, revenues increased 8%. Revenues by product category are presented in a table at the end of this press release.
“We are pleased with the performance of our business, notwithstanding the difficult economy. We have cut costs and focused on our fastest growing businesses,” said Integra’s President and Chief Executive Officer, Stuart Essig.
The Company reported GAAP net income of $11.2 million, or $0.38 per diluted share, for the second quarter of 2009, compared to GAAP net income of $12.3 million, or $0.43 per diluted share, for the second quarter of 2008.
Adjusted net income for the second quarter of 2009, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $15.0 million, or $0.51 per diluted share. Adjusted net income for the second quarter of 2008, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $14.1 million, or $0.49 per diluted share.
Integra generated $30.6 million in cash flows from operations and used $5.2 million of cash on capital expenditures in the second quarter of 2009. For the four quarters ended June 30, 2009, Integra’s cash flows from operations exceeded $120 million.
During the quarter, Integra repurchased $18.7 million par value of its 2.75% senior convertible notes due June 2010 for a total of $18.0 million and paid down $60.0 million of its credit facility. “Our strong operating cash flow in the past twelve months enabled us to repurchase over $50 million of our notes and pay down $60 million on our credit facility since the beginning of the year,” said Jack Henneman, Integra’s Chief Financial Officer. “We finished the quarter with $138.7 million in cash and $100 million in capacity under our revolving credit facility.”
Adjusted EBITDA for the second quarter of 2009, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $34.9 million, an increase of 6% compared to the same period last year. Adjusted EBITDA excluding stock-based compensation, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $38.9 million, an increase of 7% compared to the same period last year.

Outlook for 2009
The Company is updating its GAAP earnings per share guidance and reiterating its revenue and adjusted earnings per share guidance for the full year 2009. The Company continues to anticipate revenues between $680 million and $700 million. The Company is guiding to GAAP earnings per diluted share of between $1.64 and $1.84 and to adjusted earnings per diluted share of between $2.00 and $2.20. We expect revenues in the fourth quarter of 2009 will be the strongest of the year. In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.
In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges (such as acquisition-related charges, facility consolidation, manufacturing and distribution transfer, and system integration charges, and non-cash interest expense related to the application of FSP APB 14-1) that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.
On a quarterly basis, the Company expects to incur approximately $4.0 million, or $0.08 per share, of share-based compensation expense associated with FAS 123R in 2009. This non-cash compensation expense is reflected in both the GAAP and adjusted earnings per share guidance for 2009 provided above.
Conference Call
Integra has scheduled a conference call for 8:30 AM ET on Thursday, August 6, 2009 to discuss financial results for the second quarter of 2009 and forward-looking financial guidance. The conference call will be hosted by Stuart Essig, President and Chief Executive Officer of Integra, and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.
Access to the live call is available by dialing 719-325-4780 and using the passcode 4105940. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra’s website at www.Integra-LS.com. Access to a replay is available through August 20, 2009 by dialing 719-457-0820 and using the passcode 4105940. The webcast will also be archived under Events & Presentations in the Investor Relations section of its website (www.Integra-LS.com).
***
Integra LifeSciences Holdings Corporation, a world leader in regenerative medicine, is a global medical device company dedicated to improving the quality of life for millions of patients every year. Our products are used primarily in orthopedics, neurosurgery and general surgery. Headquartered in Plainsboro, New Jersey, Integra has research and manufacturing facilities throughout the world. For more information, visit www.Integra-LS.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company’s judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, non-GAAP adjustments such as acquisition-related charges, non-cash interest expense related to the application of FSP APB 14-1, and income tax expense (benefit) related to non-GAAP adjustments, adjusted EBITDA, and non-cash compensation expense associated with FAS 123R. Such forward- looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company’s ability to maintain relationships with customers of acquired entities; physicians’ willingness to adopt and third-party payors’ willingness to provide reimbursement for the Company’s recently launched and planned products; initiatives launched by the Company’s competitors; the Company’s ability to secure regulatory approval for products in development; fluctuations in hospital spending for capital equipment; the Company’s ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs of legal compliance matters or internal controls review, improvement and remediation; the impact of changes in management or staff levels; the Company’s ability to integrate acquired businesses; the Company’s ability to leverage its existing selling organizations and administrative infrastructure; the Company’s ability to increase product sales and gross margins, and control non-product costs; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the timing and amount of share-based awards granted to employees; fluctuations in foreign currency exchange rates; the amount of our convertible notes outstanding, and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra’s Annual Report on Form 10-K for the year ended December 31, 2008 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Discussion of Adjusted Financial Measures
In addition to our GAAP results, we provide adjusted revenues, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA excluding stock-based compensation, adjusted net income and adjusted earnings per diluted share. Adjusted revenues consist of growth in total revenues excluding the effects of currency exchange rates. Adjusted EBITDA consists of net income, excluding: (i) income taxes, (ii) other income (expense), net, (iii) depreciation and amortization, (iv) interest income and expense, and (v) those operating expenses also excluded from adjusted net income. Adjusted net income consists of net income, excluding: (i) acquisition-related charges; (ii) facility consolidation, manufacturing and distribution transfer and system integration charges; (iii) certain employee termination and related costs; (iv) charges associated with discontinued or withdrawn product lines; (v) charges related to restructuring our European subsidiaries; (vi) charges related to litigation matters or disputes; (vii) intangible asset impairment charges; (viii) incremental professional and bank fees related to (a) the delayed filing of financial statements and (b) waivers or possibility of obtaining waivers under our revolving credit facility; (ix) charges recorded in connection with terminating defined benefit pension plans; (x) charges relating to the grant of restricted stock units in connection with the extension of the term of the CEO’s employment agreement; (xi) loss/gain related to the early extinguishment of convertible notes; (xii) non-cash interest expense related to the application of FSP APB 14-1; (xiii) the income tax expense/benefit related to these adjustments; (xiv) quarterly adjustments to income tax expense/benefit related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items; and (xv) income tax expenses or gains related to restructuring our European subsidiaries. Adjusted net income attributable to diluted shares is calculated by multiplying adjusted net income by the diluted share percentage shown in Note 9 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009. Adjusted earnings per diluted share are calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. Reconciliations of GAAP revenues to adjusted revenues for the quarter ended June 30, 2009, and net income to adjusted EBITDA, adjusted EBITDA excluding stock-based compensation and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share for the quarters ended June 30, 2009 and 2008 appear in the financial tables in this release.
Integra believes that the presentation of adjusted revenues, adjusted EBITDA, adjusted EBITDA excluding stock-based compensation, adjusted net income and adjusted earnings per diluted share provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company’s Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC’s website at www.sec.gov or on our website at www.Integra-LS.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	June 30,
(In thousands, except per share amounts)	2009	2008

TOTAL REVENUES	$165,725	$157,198

COSTS AND EXPENSES
Cost of product revenues	59,805	58,159
Research and development	10,302	7,793
Selling, general and administrative	68,252	63,475
Intangible asset amortization	3,461	2,973

Total costs and expenses	141,820	132,400

Operating income	23,905	24,798

Interest income	134	444
Interest expense	(6,174)	(6,922)
Other income (expense), net	(481)	(451)

Income before income taxes	17,384	17,869

Income tax expense	6,159	5,592

Net income	11,225	12,277

Diluted share percentage*	99.2%	98.1%

Net income attributable to diluted shares*	$11,135	$12,044

Diluted net income per share	$0.38	$0.43

Weighted average common shares outstanding for diluted net income per share	29,202	28,277

*	See Note 9 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009.

Listed below are the items included in GAAP revenues and GAAP net income that management excludes in computing the adjusted financial measures referred to in the text of this press release and further described under Discussion of Adjusted Financial Measures.
(In thousands)
A. Growth in total revenues excluding the effects of currency exchange rates

	Three Months Ended
	June 30,
	2009	2008	Change
Integra Orthopedics	$65,164	$50,993	28%
Integra NeuroSciences	$61,448	$62,762	-2%
Integra Medical Instruments	$39,113	$43,443	-10%

Net Sales	$165,725	$157,198	5%

Impact of changes in currency exchange rates	$4,643	—

Growth in total revenues excluding the effects of currency exchange rates	$170,368	$157,198	8%

B. Items included in GAAP net income

	Three Months Ended
	June 30,
	2009	2008

Acquisition-related charges (a)	$1,924	$453

Employee termination and related costs (b)	196	—

Charges associated with discontinued or withdrawn product lines (c)	246	—

Facility consolidation, manufacturing and distribution transfer and system integration charges (d)	189	201

Incremental professional and bank fees related to (i) the delayed filing of financial statements and (ii) waivers or possibility of obtaining waivers under our revolving credit facility (e)	—	493

Loss (gain) related to early extinguishment of convertible notes (f)	89	—

Non-cash interest expense related to the implementation of FSP APB 14-1 (g)	2,765	2,661

Income tax expense (benefit) related to above adjustments, quarterly adjustments to income tax expense (benefit) related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items that affected the reported tax rate	(1,591)	(2,024)

FAS 123R Stock-based compensation	3,971	3,600

Depreciation and amortization expense	8,467	6,971

(a)	Q2 2009 — all in cost of product revenues; Q2 2008 — $167 recorded in cost of product revenues, $286 recorded in intangible asset amortization.

(b)	Q2 2009 — all recorded in selling general and administrative.

(c)	Q2 2009 — all recorded in cost of product revenues.

(d)	Q2 2009 — all recorded in cost of product revenues; Q2 2008 — all recorded in cost of product revenues.

(e)	Q2 2008 — all recorded in selling general and administrative.

(f)	Q2 2009 — all recorded in other expense.

(g)	Q2 2009 — all recorded in interest expense. Q2 2008 — all recorded in interest expense.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS — NET INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA EXCLUDING STOCK BASED COMPENSATION
(UNAUDITED)

	Three Months Ended
	June 30,
(In thousands)	2009	2008

GAAP net income	$11,225	$12,277
Non-GAAP adjustments:

Depreciation and amortization expense	8,467	6,971

Other income (expense), net	481	451

Interest expense	6,174	6,922

Interest income	(134)	(444)

Income tax expense	6,159	5,592

Acquisition-related charges	1,924	453

Employee termination and related costs	196	—

Charges associated with discontinued or withdrawn product lines	246	—

Facility consolidation, manufacturing and distribution transfer and system integration charges	189	201

Incremental professional and bank fees related to (a) the delayed filing of financial statements and (b) waivers or possibility of obtaining waivers under our revolving credit facility	—	493

Total of non-GAAP adjustments	23,702	20,639

Adjusted EBITDA	$34,927	$32,916

FAS 123R Stock-based compensation	3,971	3,600

Adjusted EBITDA excluding stock-based compensation	$38,898	$36,516

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS — HISTORICAL
(UNAUDITED)

	Three Months Ended
	June 30,
(In thousands, except per share amounts)	2009	2008

GAAP net income	$11,225	$12,277
Non-GAAP adjustments:

Acquisition-related charges	1,924	453

Employee termination and related costs	196	—

Charges associated with discontinued or withdrawn product lines	246	—

Facility consolidation, manufacturing and distribution transfer and system integration charges	189	201

Incremental professional and bank fees related to (a) the delayed filing of financial statements and (b) waivers or possibility of obtaining waivers under our revolving credit facility	—	493

Loss (gain) related to early extinguishment of convertible notes	89	—

Non-cash interest expense related to the application of FSP APB 14-1	2,765	2,661

Income tax expense (benefit) related to above adjustments, quarterly adjustments to income tax expense (benefit) related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items that affected the reported tax rate	(1,591)	(2,024)

Total of non-GAAP adjustments	3,818	1,784

Adjusted net income	$15,043	$14,061

Diluted share percentage*	99.2%	98.1%

Adjusted net income attributable to diluted shares	$14,920	$13,794

Adjusted diluted net income per share	$0.51	$0.49

Weighted average common shares outstanding for diluted net income per share	29,202	28,277

*	Calculated consistently with Note 9 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009

CONDENSED BALANCE SHEET DATA
(UNAUDITED)

	June 30,	December 31,
(In thousands)	2009	2008

Cash and cash equivalents	$138,717	$183,546
Accounts receivable, net	101,462	112,417
Inventory, net	139,319	146,103

Bank line of credit	200,000	260,000
Convertible securities	256,155	299,480

Stockholders’ equity	402,775	372,309

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS — GUIDANCE

	Projected Year Ended
	December 31, 2009
(In thousands, except per share amounts)	Low	High
GAAP net income	$47,920	$53,820

Non-GAAP adjustments:

Acquisition-related charges	4,570	4,570

Employee termination and related costs	1,050	1,050

Charges associated with discontinued or withdrawn product lines	250	250

Facility consolidation, manufacturing and distribution transfer, and system integration charges	580	580

Incremental professional and bank fees related to (a) the delayed filing of financial statements and (b) waivers or possibility of obtaining waivers under our revolving credit facility	350	350

Charges related to restructuring European subsidiaries	1,880	1,880

Loss (gain) related to early extinguishment of convertible notes	(1,120)	(1,120)

Non-cash interest expense related to the application of FSP APB 14-1	10,290	10,290

Income tax expense (benefit) related to above adjustments and certain infrequently occurring items	(7,070)	(7,070)

Total of non-GAAP adjustments	10,780	10,780

Adjusted net income	$58,700	$64,600

GAAP diluted net income per share	$1.64	$1.84

Non-GAAP adjustments detailed above (per share)	$0.36	$0.36

Adjusted diluted net income per share	$2.00	$2.20

Weighted average common shares outstanding for diluted net income per share	29,300	29,300
IART-F
Source: Integra LifeSciences Holdings Corporation